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                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 21, 2000, except for note 15, as to which the date is December 21, 2000, included in Standard Pacific Corp.'s Form 8-K filed December 26, 2000 and to all references to our Firm included in this registration statement.




/s/ ARTHUR ANDERSEN LLP


Orange County, California
December 21, 2000